                                    Exhibit K

                         COMMON STOCK PURCHASE AGREEMENT

                  THIS COMMON STOCK PURCHASE AGREEMENT ("Agreement") is made as of February 13, 2001 by and among (i) FIRST SOUTHERN BANCORP, INC., a Kentucky corporation (the "PURCHASER"), and (ii) each of the individuals and entities identified on SCHEDULE I attached hereto (each a "SELLER" and collectively, the "SELLERS").

                                    RECITALS

         Each Seller desires to sell, and the Purchaser desires to purchase, the number of shares of common stock of United Trust Group, Inc., an Illinois corporation ("UTG"), and/or First Commonwealth Corporation, a Virginia
corporation  ("FCC"),  (the  "SHARES")  owned  by such  Seller  as set  forth on
SCHEDULE I attached hereto, for the consideration and on the terms set forth in this Agreement.

                                    AGREEMENT

                  The parties, intending to be legally bound, agree as follows:

1.       SALE AND TRANSFER OF SHARES; CLOSING

         (a) SHARES. Subject to the terms and conditions of this Agreement, at the Closing, each Seller will sell and transfer the number of Shares set forth opposite such Seller's name on SCHEDULE I attached hereto, and the Purchaser will purchase such Shares from such Seller.

         (b) PURCHASE PRICE. The purchase price per Share will be $8.00 per Share of UTG and $200.00 per Share of FCC ("PURCHASE PRICE") (in the aggregate amounts as set forth on SCHEDULE I attached hereto) and will be payable in the form of a Note, substantially in the form attached hereto as EXHIBIT A (each a "NOTE" and collectively, the "NOTES"), payable in the face principal amount set forth opposite such Seller's name under the heading Principal Amount of Note on
SCHEDULE I attached hereto.

         (c) CLOSING; CLOSING CONDITIONS. The closing of the purchase and sale (the "CLOSING") provided for in this Agreement will take place at a time and place agreed upon by the parties which time shall be as soon as practicable after the satisfaction of the conditions to the Closing set forth in this
Section 1(c) but not later than ten (10) days from the date of such satisfaction (the "CLOSING DATE"). The Closing shall not occur unless (i) the Purchaser receives all approvals or clearances from any applicable governmental body that the Purchaser deems necessary or appropriate in connection with the transactions contemplated by this Agreement and (ii) the closing of the transactions contemplated by that certain Common Stock Purchase Agreement dated as of February 13, 2001 among the Purchaser, Larry E. Ryherd and certain others named therein, will occur simultaneously with the Closing contemplated under this Agreement. The

Purchaser will use its best efforts to obtain any government approvals or clearances it deems necessary or appropriate in connection with the transactions contemplated by this Agreement.

         (d) CLOSING OBLIGATIONS. At the Closing, each Seller will deliver to the Purchaser certificate(s) representing the number of Shares set forth opposite such Seller's name on SCHEDULE I attached hereto, duly endorsed (or accompanied by duly executed stock power(s)) for transfer to the Purchaser.

              At the Closing, the Purchaser will deliver to each Seller a Note duly executed on behalf of the Purchaser as set forth in Section 1(b) of this Agreement.

2. REPRESENTATIONS AND WARRANTIES OF SELLER. Each Seller represents and warrants to the Purchaser as follows:

         (a) BINDING OBLIGATION; INVESTMENT INTENT. This Agreement constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms. The Note being acquired pursuant hereto by such Seller is being acquired by such Seller with investment intent and not with a view towards resale or distribution.

         (b) GOOD TITLE, NO ENCUMBRANCES. Such Seller is and will be on the Closing Date the record and beneficial owner and holder of the Shares set forth opposite such Seller's name on SCHEDULE I attached hereto (except as otherwise indicated on such SCHEDULE I, e.g., if the Shares are held in the street name of the nominee of the record and beneficial owner or if the record and beneficial owner differ, such items shall also be designated on SCHEDULE I attached hereto), free and clear of any and all Encumbrances. Such Seller has and will have on the Closing Date full authority and power to transfer such Shares to the Purchaser in accordance with the terms and conditions of this Agreement. "Encumbrances" shall mean any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, proxy or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

         (c) BROKERS OR FINDERS. Each Seller and his, her or its agents and representatives have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and the transactions contemplated hereby and will indemnify and hold the Purchaser harmless from any such payment alleged to be due by or through such Seller as a result of the actions of such Seller or his, her or its agents and representatives.

         (d) MELVILLE WARRANTY. In addition to any other representations and warranties made by each Seller pursuant hereto, James E. Melville also individually represents and warrants that, with respect to each Seller pursuant hereto for which he is executing this Agreement as the trustee of such Seller, as such trustee he has full power and authority as of the date hereof and will have full power and authority on the Closing Date to enter into this Agreement on behalf of such Seller and to perform its obligations hereunder, including the transfer of the Shares held by such Seller to the Purchaser at the Closing in accordance with the terms and conditions of this Agreement.

3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to each Seller as follows:

         (a) ORGANIZATION AND GOOD STANDING. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky.

         (b) BINDING OBLIGATION. This Agreement and the Notes constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their respective terms.

         (c) BROKERS OR FINDERS. The Purchaser has incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and the transactions contemplated hereby and will indemnify and hold each Seller harmless from any such payment alleged to be due by or through the Purchaser as a result of the actions of the Purchaser.

4.       GENERAL PROVISIONS.

         (a) PARTIES IN INTEREST; ASSIGNMENT. Except as otherwise provided herein, all covenants and agreements contained in this Agreement by or on behalf of any party to this Agreement shall bind and inure to the benefit of their respective heirs, executors, successors and assigns, whether so expressed or not. Except as expressly provided otherwise herein, nothing in this Agreement is intended to confer upon any party other than the parties hereto and their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. This Agreement is not assignable and any purported assignment shall be null and void; PROVIDED, HOWEVER, that, prior to the Closing, this Agreement, including the Purchaser's rights and obligations hereunder as well as under any Notes (or any replacements thereof), may be assigned by the Purchaser to (i) UTG or First Southern Funding, LLC without the consent of any of the Sellers or (ii) any other affiliate of the Purchaser with the consent of all of the Sellers which consent shall not be unreasonably withheld.

         (b) CONSTRUCTION; GOVERNING LAW. The section headings contained in this Agreement are inserted as a matter of convenience and shall not affect in any way the construction of the terms of this Agreement. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Illinois, without regard to the principles of conflicts of laws thereof.

         (c) ENTIRE AGREEMENT; AMENDMENT AND WAIVER; SUBSTITUITION OF NOTE. This Agreement and the Schedule and Exhibit hereto, constitutes and contains the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersedes any prior writing by the parties.

         (d) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

         (e) EXPENSES. Every party hereto shall pay his, her or its respective legal and out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby.

         (f) TIME OF ESSENCE. Time is of the essence to the performance of the obligations set forth in this Agreement.

         (g) MELVILLE INDEMNITY. James E. Melville will indemnify and hold harmless the Purchaser and its stockholders, directors, officers, controlling persons and affiliates (except any of the Sellers) (collectively, the "INDEMNIFIED PERSONS") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim, arising directly or indirectly from or in connection with Mr. Melville's breach of the representations and warranties contained in Section 2(d) of this Agreement. This right of indemnification is in addition to, and is not in lieu of, any other right or remedy which the Purchaser might have under this Agreement or otherwise, in law or in equity, against any of the Sellers (including Mr. Melville) arising from this Agreement, the Notes or the transactions contemplated hereby or thereby.

         (h) SELLERS' RELEASE. Each Seller, on behalf of him, her or itself and each of his, her or its affiliates, effective at the Closing Date, hereby releases and forever discharges the Purchaser, and its respective individual, joint or mutual, past, present and future representatives, affiliates, stockholders, controlling persons, subsidiaries, successors and assigns (individually, a "RELEASEE" and collectively, "RELEASEES") from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which such Seller or any of his, her or its respective affiliates now has, have ever had or may hereafter have as a shareholder of UTG and/or FCC or of any of their respective subsidiaries or affiliates, against the respective Releasees, (x) arising contemporaneously with or prior to the Closing Date or (y) on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date. This release shall not apply with respect to (i) any claims arising under this Agreement or the Notes (or any replacements thereof), and (ii) with respect solely to James E. Melville, any of the claims or other items excluded from the general release given by Mr. Melville in Section 3.A of that certain Agreement and Release, dated as of February 13, 2001, among FCC, UTG, the Purchaser and Mr. Melville (the "Agreement and Release").

         (i) PURCHASER'S RELEASE. The Purchaser, on behalf of itself and each of its subsidiaries and affiliates, effective at the Closing Date, hereby releases and forever discharges each Seller, and his, her or its respective individual, joint or mutual, past, present and future representatives, affiliates, beneficiaries, controlling persons, successors and assigns (individually, a "SELLER RELEASEE" and collectively, "SELLER RELEASEES") from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both in law and in equity, which the Purchaser or any of its respective affiliates and subsidiaries now has, have ever had or may hereafter have against the respective Seller Releasees arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date. This release shall not apply with respect to (i) any claims arising under this Agreement or the Notes (or any replacements thereof), and (ii) with respect solely to Mr. Melville, any of the claims or other items excluded from the general release given by the Purchaser, FCC, UTG and their respective subsidiaries and affiliates in Section 3.B of the Agreement and Release.

                            [SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the undersigned party has executed this counterpart signature page to this Common Stock Purchase Agreement among First Southern Bancorp, Inc., James E. Melville and certain others effective as of the date first written on page 1 hereof.

                                   "PURCHASER"

                                    FIRST SOUTHERN BANCORP, INC.


                                    By: /S/ JESSE CORRELL
                                    Its: PRESIDENT

[Signature Page to Common Stock Purchase Agreement among First Southern
              Bancorp, Inc., James E. Melville and certain others]

         IN WITNESS WHEREOF, the undersigned party has executed this counterpart signature page to this Common Stock Purchase Agreement among First Southern Bancorp, Inc., James E. Melville and certain others effective as of the date first written on page 1 hereof.

                                    "SELLER"

                                     /S/ JAMES E. MELVILLE
                                     JAMES E. MELVILLE

[Signature Page to Common Stock Purchase Agreement among First Southern
              Bancorp, Inc., James E. Melville and certain others]

         IN WITNESS WHEREOF, the undersigned party has executed this counterpart signature page to this Common Stock Purchase Agreement among First Southern Bancorp, Inc., James E. Melville and certain others effective as of the date first written on page 1 hereof.

                                    "SELLER"

                                     /S/ BARBARA HARTMAN
                                     BARBARA HARTMAN


[Signature Page to Common Stock Purchase Agreement among First Southern
              Bancorp, Inc., James E. Melville and certain others]

         IN WITNESS WHEREOF, the undersigned party has executed this counterpart signature page to this Common Stock Purchase Agreement among First Southern Bancorp, Inc., James E. Melville and certain others effective as of the date first written on page 1 hereof.

                                    "SELLER"

                                    BJM TRUST

                                    By: /S/ JAMES E. MELVILLE
                                        James E. Melville, Trustee

[Signature Page to Common Stock Purchase Agreement among First Southern
              Bancorp, Inc., James E. Melville and certain others]

         IN WITNESS WHEREOF, the undersigned party has executed this counterpart signature page to this Common Stock Purchase Agreement among First Southern Bancorp, Inc., James E. Melville and certain others effective as of the date first written on page 1 hereof.

                                            "SELLER"

                                            MATTHEW C. HARTMAN TRUST



                                            By: /S/ JAMES E. MELVILLE
                                                James E. Melville, Trustee

[Signature Page to Common Stock Purchase Agreement among First Southern
              Bancorp, Inc., James E. Melville and certain others]

         IN WITNESS WHEREOF, the undersigned party has executed this counterpart signature page to this Common Stock Purchase Agreement among First Southern Bancorp, Inc., James E. Melville and certain others effective as of the date first written on page 1 hereof.

                                            "SELLER"

                                            ZACHARY T. HARTMAN TRUST



                                            By:  /S/ JAMES E. MELVILLE
                                                  James E. Melville, Trustee


[Signature Page to Common Stock Purchase Agreement among First Southern
              Bancorp, Inc., James E. Melville and certain others]

         IN WITNESS WHEREOF, the undersigned party has executed this counterpart signature page to this Common Stock Purchase Agreement among First Southern Bancorp, Inc., James E. Melville and certain others effective as of the date first written on page 1 hereof.

                                            "SELLER"

                                            ELIZABETH A. HARTMAN TRUST



                                            By:  /S/ JAMES E. MELVILLE
                                                 James E. Melville, Trustee


[Signature Page to Common Stock Purchase Agreement among First Southern
              Bancorp, Inc., James E. Melville and certain others]

         IN WITNESS WHEREOF, the undersigned party has executed this counterpart signature page to this Common Stock Purchase Agreement among First Southern Bancorp, Inc., James E. Melville and certain others effective as of the date first written on page 1 hereof.

                                            "SELLER"

                                            MARGARET M. HARTMAN TRUST



                                            By:  /S/ JAMES E. MELVILLE
                                                  James E. Melville, Trustee


[Signature Page to Common Stock Purchase Agreement among First Southern
              Bancorp, Inc., James E. Melville and certain others]




                                                             SCHEDULE I

Name and Address                     Name of               Name of      Certificate    Number of      Principal Amt.
OF SELLER (RECORD OWNER)         BENEFICIAL OWNER<F1>     NOMINEE<F2>     NUMBER      UTG SHARES         OF NOTE

James E. Melville &
Barbara Hartman                   ____SAME_____           ____NA____     42571         14,000           $112,000
JTWROS
2957 Battersea Pt.
Springfield, IL 62704

James E. Melville                 ____SAME_____           ____NA____     44758          2,500            $20,000
2957 Battersea Pt.
Springfield, IL 62704

BJM Trust,                        ____SAME_____           ____NA____     42752          3,000            $24,000
James E. Melville Trustee
2957 Battersea Pt.
Springfield, IL 62704

Matthew C. Hartman Trust,         ____SAME_____           ____NA____     41569            750             $6,000
James E. Melville Trustee
2957 Battersea Pt.
Springfield, IL 62704

Zachary T. Hartman Trust,         ____SAME_____           ____NA____     41570            750             $6,000
James E. Melville Trustee
2957 Battersea Pt.
Springfield, IL 62704

Elizabeth A. Hartman Trust,       ____SAME______           ___NA_____     41566            750             $6,000
James E. Melville Trustee
2957 Battersea Pt.
Springfield, IL 62704

Margaret M. Hartman Trust,        ____SAME_____           ____NA____     41568            750             $6,000
James E. Melville Trustee
2957 Battersea Pt.
Springfield, IL 62704

Total UTG Shares                                                                       22,500           $180,000

[FN]
<F1>  Insert the name(s) of the beneficial owner(s) if it differs from the name of the record owner; if not, insert same.
<F2>  Insert the name of the nominee of the record and beneficial owner(s) if the Shares are held in street name; if the Shares are not held in street name, insert none.



Name and Address                       Name of              Name of      Certificate    Number of      Principal Amt.
OF SELLER (RECORD OWNER)         BENEFICIAL OWNER<F3>      NOMINEE<F4>      NUMBER      FCC SHARES        OF NOTE

James E. Melville                 ____SAME_____           ____NA____     30941              15          $ 3,000
2957 Battersea Pt.
Springfield, IL 62704

James E. Melville                 ____SAME_____           ____NA____     34188             134          $26,800
2957 Battersea Pt.
Springfield, IL 62704

James E. Melville                 ____SAME_____           ____NA____     34194              19          $ 3,800
2957 Battersea Pt.
Springfield, IL 62704

James E. Melville &
Barbara Hartman Jt. Ten.          ____SAME_____           ____NA____     33854             376          $75,200
2957 Battersea Pt.
Springfield, IL 62704

Total FCC Shares                                                                           544         $108,800

[FN]
<F3>  Insert the name(s) of the beneficial owner(s) if it differs from the name of the record owner; if not, insert same.
<F4>  Insert the name of the nominee of the record and beneficial owner(s) if the Shares are held in street name; if the Shares are not held in street name, insert none.

                                    EXHIBIT A

                                  Form of Note

                         NON-NEGOTIABLE PROMISSORY NOTE

$-------------                                         ----------,------------
                                                        ____________ ___, 2001

         FOR VALUE RECEIVED, the undersigned, FIRST SOUTHERN BANCORP, INC., a Kentucky corporation ("MAKER"), having an address of ______________________________ hereby promises and agrees to pay to
___________________,       ("PAYEE"),       having      an       address      of
_______________________________,     the    aggregate     principal    sum    of
_________________ DOLLARS ($___________), together with interest thereon as hereinafter provided, in lawful money of the United States of America, in the manner set forth herein, on or before the date _____________, 2006 (the "MATURITY DATE"). This Note is being issued pursuant to that certain Common Stock Purchase Agreement, dated as of _____________, 2001, among the Maker, Payee and certain others named therein and shall be governed by the terms thereof (the "PURCHASE AGREEMENT"). This Note is one of several notes issued pursuant to the Purchase Agreement.

         The principal of this Note prior to any default hereunder shall accrue interest on the unpaid principal balance hereof at the rate of 7% per annum. All interest on this Note shall be computed daily on the basis of the actual number of days elapsed over a year assumed to consist of three hundred sixty-five (365) days. All accrued and unpaid interest on this Note shall be paid quarterly on the last day of each March, June, September and December of each year and on the Maturity Date and any other date on which the unpaid principal balance of this
Note is paid in full until the principal balance of this Note is paid. Such payment of interest shall commence on the first day referenced in the foregoing sentence to occur after the date of this Note.

         Principal of this Note shall be paid as follows: 20% of the face principal amount of this Note shall be paid on the date that is one (1) year from the date of this Note; 20% of the face principal amount of this Note shall be paid on the date that is two (2) years from the date of this Note; 20% of the face principal amount of this Note shall be paid on the date that is three (3) years from the date of this Note; 20% of the face principal amount of this Note shall be paid on the date that is four (4) years from the date of this Note; and the remaining 20% of the face principal amount of this Note shall be paid on the Maturity Date.

         Notwithstanding the foregoing, principal of this Note may be prepaid in whole or in part without penalty or premium at any time prior to maturity; provided, however, that Maker shall not be entitled to reborrow any amounts so prepaid. All prepayments shall be applied to the indebtedness owing hereunder in such order and manner as Payee may from time to time determine in its sole discretion.

         All payments of principal and interest and any other sums due under this Note shall be made by check or money order to Payee at the address first set forth above for the Payee in this Note or at such other address as may be designated in writing by the Payee; PROVIDED, HOWEVER, that if all the Payees on this Note and the other Notes issued pursuant to the Purchase Agreement give Maker joint written instructions at least ten (10) days prior to the date when any payment is due under this Note and such other Notes that all such payments under this Note and such other Notes be made in one lump sum payment by wire transfer to one account and such instructions contain appropriate account information, Maker shall make such payment to such account in immediately available funds on the date such payment is due as well as all subsequent payments under this Note and such other Notes when and as due until notified otherwise in writing by all such Payees. Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied among principal, interest, late charges, collection costs and other charges at Payee's discretion.

         The occurrence of any one or more of the following shall constitute a default under this Note: [i] if principal or interest under this Note is not paid as and when due; [ii] a proceeding being filed or commenced against Maker for dissolution or liquidation that is not dismissed within thirty (30) days after filing, or Maker voluntarily or involuntarily terminating or dissolving or being terminated or dissolved; or [iii] insolvency of, business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, or an assignment for the benefit of creditors by or the filing of a petition under bankruptcy, insolvency or debtor's relief law, or for any readjustment of indebtedness, composition or extension by, Maker, or against (if not dismissed within thirty (30) days) Maker. Maker shall notify the Payee in writing of the occurrence of any of the foregoing items [ii] or [iii].

         Whenever there is a default under this Note (other than a default due to the failure to pay the principal or interest under this Note when and as due) the entire principal balance of and all accrued interest on this Note shall, at the option of Payee, become forthwith due and payable upon demand by Payee if within ten (10) days after written notice of such default from Payee is received by Maker, Maker fails to cure such default within such ten-day period. Whenever there is a default under this Note due to the failure of Maker to pay the principal or interest under this Note when and as due, the entire principal balance of and all accrued interest on this Note shall, at the option of the Payee, become forthwith due and payable upon demand by Payee if within three (3) days after written notice of such default from Payee is received by Maker, Maker fails to cure such default within such three-day period; PROVIDED, HOWEVER, that if the default is with respect to any payment to be made by wire transfer in accordance herewith, the entire principal balance of and all accrued interest on this Note shall, at the option of the Payee, become forthwith due and payable upon demand by Payee if within two (2) days after written or oral notice of such default from the Payee is received by Maker, Maker fails to cure such default within such two-day period. If the date of any payment of interest or principal under this Note or the last day of any grace period provided under this Note shall fall on a date which is a Saturday, a Sunday, or a holiday on which national or state banks located in Kentucky are generally not open for business, then such payment shall be deemed due on, and the last day of such grace period shall be deemed to be, the next day (other than a Saturday or Sunday) on which national or state banks located in Kentucky are generally open for business. Upon any uncured default, including failure to pay upon final maturity, Payee, at its option, may also, if permitted under

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

applicable law, do one or both of the following: (a) increase the applicable interest rate on this Note by three (3) percentage points, and (b) add, on the date of such increase, any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). Notwithstanding anything herein to the contrary, the interest rate on this Note will not exceed the maximum rate permitted by applicable law.

         Failure of the holder of this Note to exercise any of its rights and remedies shall not constitute a waiver of the right to exercise the same at that or any other time. All rights and remedies of the holder for default under this Note shall be cumulative to the greatest extent permitted by law. Time shall be of the essence in the payment of all interest and principal on this Note and the performance of Maker's other obligations under this Note.

         If there is any default under this Note, and this Note is placed in the hands of an attorney for collection or is collected through any court, including any bankruptcy court, Maker promises to pay to the holder hereof its reasonable attorneys' fees and court costs incurred in collecting or attempting to collect or securing or attempting to secure this Note, provided the same is legally allowed by the laws of the State of Illinois.

         If any provision, or portion thereof, of this Note, or the application thereof to any persons or circumstances shall to any extent be invalid or unenforceable, the remainder of this Note, or the application of such provision, or portion thereof, to any other person or circumstances shall not be affected thereby, and each provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

         Maker and any other party who may become primarily or secondarily liable for any of the obligations of Maker hereunder hereby, except where otherwise provided herein, jointly and severally waive presentment, demand, notice of dishonor, protest, notice of protest, and diligence in collection, and further waive all exemptions to which they may now or hereafter be entitled under the laws of this or any other state or of the United States, and further agree that the holder of this Note shall have the right without notice, to deal in any way, at any time, with Maker, or any guarantor of this Note or with any other party who may become primarily or secondarily liable for, or pledge any collateral as security for, any of the obligations of Maker under this Note and to grant any extension of time for payment of this Note or any other indulgence or forbearance whatsoever, and may release any security for the payment of this Note and/or modify the terms of any document securing or pertaining to this Note, without in any way affecting the liability of Maker, or such other party who may pledge any collateral as security for, or become primarily or secondarily liable for, the obligations of Maker hereunder and without waiving any rights the holder may have hereunder or by virtue of the laws of the State of Illinois or any other state of the Unites States.

                                  {END OF TEXT}

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



                                     "Maker"

                                 FIRST SOUTHERN BANCORP, INC.


                                 By:________________________________
                                               (signature)

                                 Name:______________________________
                                              (type or print)

                                 Title:_____________________________



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